UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2011

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Kansas	0-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

(972) 258-8507

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry	Into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On October 28, 2011, CEC Entertainment, Inc. (the “Company”) and CEC Entertainment Concepts, L.P., a subsidiary of the Company (the “Borrower”), entered into a Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among the Borrower, the Company, as guarantor, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as co-syndication agents, Fifth Third Bank, as documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers and the other lenders party thereto (collectively, the “Lenders”). Under the Amended Credit Agreement, the Lenders have agreed to make revolving loans to the Borrower in an aggregate principal amount not to exceed $500 million (the “Revolving Loan Commitments”).

Outstanding amounts under the Amended Credit Agreement bear interest at (i) the Eurodollar Rate or (ii) the Base Rate, in each case, plus the Applicable Rate. The Company’s Eurodollar Rate is typically one month LIBOR and the Base Rate is the highest of (a) the Bank of America prime rate, (b) the federal funds rate plus .50% and (c) the Eurodollar Rate plus 1.00%. The Amended Credit Agreement provides for an Applicable Rate for Eurodollar Rate Loans ranging from 0.875% to 1.625% depending upon the Consolidated Leverage Ratio (as such term is defined in the Amended Credit Agreement) of the Company and its subsidiaries. The Applicable Rate for Base Rate Loans ranges from 0.000% to 0.625% depending upon the Consolidated Leverage Ratio of the Company and its subsidiaries. Based on the Company’s Consolidated Leverage Ratio, the Company’s current borrowing rate as of November 2, 2011 for Eurodollar Rate Loans is 1.62028% and the current borrowing rate for Base Rate Loans is 3.625%. Subject to earlier events of default, the Amended Credit Agreement’s stated maturity date is October 28, 2016.

Subject to the terms and conditions of the Amended Credit Agreement, the swing line lender will provide the Borrower loans on the same day as requested based on the Base Rate; provided that the outstanding aggregate principal balance of such loans cannot exceed $50 million. The Revolving Loan Commitments may also be utilized for the issuance of letters of credit. The Amended Credit Agreement also includes an accordion feature that allows the Borrower, at any time, but not more than once each calendar year, to increase the Revolving Loan Commitments, subject to meeting certain conditions, including first offering the existing Lenders an opportunity to increase their respective Revolving Loan Commitments. Each such increase in the Revolving Loan Commitments must be in a minimum principal amount of $25 million and the aggregate of all such increases may not exceed a principal amount of $200 million. The obligations under the Amended Credit Agreement are unsecured.

In addition, a domestic subsidiary of the Company may be required to be a guarantor (a “Guarantor”) if the book value (as determined in accordance with GAAP) of such subsidiary’s total assets equals or exceeds five percent (5%) of the book value (determined in accordance with GAAP) of the consolidated total assets of the Company, or certain other conditions are met. None of the Company’s subsidiaries are guarantors as of the closing date of the Amended Credit Agreement.

The Amended Credit Agreement contains customary representations, warranties and covenants, including but not limited to limitations on dividends and other restricted payments, the incurrence of liens and indebtedness, the transfer of assets and mergers, and transactions with affiliates. The Amended Credit Agreement also contains provisions requiring the Company and its subsidiaries to comply with certain financial covenants, including a Consolidated Leverage Ratio and a Consolidated Fixed Charge Coverage Ratio (as such terms are defined in the Amended Credit Agreement).

The Amended Credit Agreement also contains customary events of default, including but not limited to the nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments, and a change of control.

Certain parties to the Amended Credit Agreement and certain of their respective affiliates have performed in the past, or may from time to time perform in the future, banking, investment banking and other advisory services for the Company and its affiliates for which they have received, or will receive, customary fees and expenses.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Third Amended and Restated Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement, dated as of October 28, 2011, by and among CEC Entertainment Concepts, L.P., CEC Entertainment, Inc., Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as co-syndication agents, Fifth Third Bank, as documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers and the other lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: November 2, 2011	By:	/s/ Tiffany B. Kice
Tiffany B. Kice
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement, dated as of October 28, 2011, by and among CEC Entertainment Concepts, L.P., CEC Entertainment, Inc., Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as co-syndication agents, Fifth Third Bank, as documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers and the other lenders party thereto

5